Exhibit 99.2

Prospective Director’s Consent

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I hereby consent to being named as a prospective director of New England Bancshares, Inc. in the Proxy Statement-Prospectus included in this Registration Statement on Form S-4 and in all amendments thereto of New England Bancshares, Inc. to which this consent is an exhibit and confirm my consent to serve in such capacity.

By:	/s/ Kathryn C. Reinhard
Kathryn C. Reinhard

Dated: March 13, 2009